                                                                   EXHIBIT 10.27


                          NOTE MODIFICATION AGREEMENT
                          ---------------------------

        THIS NOTE MODIFICATION AGREEMENT ("Agreement") is made and entered into this 31st day of January, 1997 by PIER 1 IMPORTS, INC. ("Pier 1"), SUNBELT NURSERY GROUP, INC. ("Sunbelt"), WOLFE NURSERY, INC. ("Wolfe") and TIMOTHY R. DUOOS ("Duoos").

                                   RECITALS
                                   --------

        1. Pier 1 and Sunbelt entered into that certain Agreement of Settlement dated July 31, 1995 ("Agreement of Settlement") pursuant to which Sunbelt agreed to allowance of a Pier 1 earn out claim in the amount of $8,000,000 ("Earn-Out Claim") to be paid or discharged pursuant to the terms of a Promissory Note dated July 31, 1995 in the original principal amount of $8,000,000 ("Earn-Out Note") and secured pursuant to the terms of a Security Agreement dated July 31, 1995 ("Security Agreement"). The Security Agreement is subject to the terms of a Subordination Agreement dated July 31, 1995 between American National Bank and Trust of Chicago ("ANB") and Pier 1 ("Subordination Agreement").

        2. Sunbelt is not in Default under the Agreement of Settlement as of the date of execution of this Agreement.

        3. Duoos owns 49.5% of the issued and outstanding common stock of Sunbelt ("Duoos Stock"). Duoos pledged and delivered the Duoos Stock to ANB to secure payment of certain obligations which remain outstanding.

        4. By Letter Agreement dated October 1, 1994 Duoos committed, subject to conditions stated therein, to make certain payments to Pier 1 upon the sale of some or all of the Duoos Stock ("Letter Agreement"). Pursuant to Paragraph 8 of the Agreement of Settlement the Letter Agreement was amended to provide for expiration of all Duoos obligations thereunder as of July 1, 1998. (The Letter Agreement, as amended, is hereinafter referred to as the "Letter Agreement")

        5. Pursuant to Paragraph 4 of the Agreement of Settlement and the Lease Guarantee Indemnification Agreement incorporated as Exhibit D thereto Sunbelt committed to reduce and in no event increase Pier 1's exposure as an assignor or guarantor of certain Sunbelt real estate leases and subleases. Duoos also executed the Duoos Indemnification dated July 31, 1995 under which he agreed to indemnify Pier 1 for Claims and Liabilities arising out of any Extended Lease, as defined therein ("Duoos Indemnification").
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        6.    Sunbelt and Duoos have proposed and Pier 1 has agreed to amend the Agreement of Settlement and to amend and restate or provide for satisfaction of the Earn-Out Note according to the terms and provisions of this Note Modification Agreement.

        NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, Pier 1, Sunbelt, Wolfe and Duoos agree as follows:

        1.    Satisfaction of the Earn-Out Note. Notwithstanding anything in the
              ---------------------------------
Agreement of Settlement or Earn-Out Note to the contrary, Sunbelt, at its option, may satisfy the Earn-Out Claim and satisfy and discharge all obligations under the Earn-Out Note by making a cash payment of $1,500,000, in immediately available funds, after March 2, but not later than March 17, 1997, provided Duoos has discharged his obligations under the Letter Agreement and Duoos Indemnification as provided in Paragraph 2 herein. If Duoos sells 500,000 or more shares of the Duoos Stock on or before March 17, 1997, then Sunbelt shall satisfy the Earn-Out Note as provided in this Paragraph 1. Upon receipt of the cash payment as provided herein Pier 1 shall immediately deliver the Earn-Out Note to Sunbelt.

        2.    Discharge of Duoos Obligations.  Notwithstanding anything in the
              ------------------------------
Agreement of Settlement, Letter Agreement or Duoos Indemnification to the contrary, Duoos, at his option, may satisfy, discharge and obtain an unconditional release from Pier 1 of all obligations, if any, arising under the Letter Agreement and Duoos Indemnification, except as provided herein ("Pier 1 Release"), by making a cash payment to Pier 1 of $500,000, in immediately available funds, after March 2, 1997, but not later than March 17, 1997 provided Sunbelt has satisfied the Earn-Out Note as provided in Paragraph 1 herein. Duoos liability, if any, under the Duoos Indemnification for Claims and Liabilities, as defined therein, arising out of any Extended Lease the lease term of which was renewed or extended after October 19, 1994 and before execution of this Agreement (excluding that certain lease, dated August 17, 1978 between Bernhard Lifshutz, Vernor Friesenhahn and Selig H. Carr, as lessor, and Wolfe Nurseries of Texas, Inc. for Store No. 979, 6214 NW Loop 410, San Antonio, Texas) shall survive execution of the Pier 1 Release.

        3.    Earn-Out Claim and Earn-Out Note Modification.  In the event
              ---------------------------------------------
Sunbelt does not satisfy the Earn-Out Claim and discharge all obligations under the Earn-Out Note as provided in Paragraph 1 herein, the Earn-Out Claim and the principal amount of the Earn-Out Note shall be fixed at $800,000 and the Earn-Out Note amended and restated provided that:

              a) On March 3, 1997 Sunbelt pays Pier 1, in cash or certified funds, the sum of $200,000 ("Cash Payment");

              b) On March 3, 1997 Sunbelt delivers an Amended Promissory Note in the original principal amount of $800,000 which, subject to termination as provided in subparagraph 3(c) herein, shall amend and restate the Earn-Out Note and which shall thereinafter constitute the Earn-Out Note for all purposes under the Agreement of Settlement, Security Agreement and Subordination Agreement

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              ("Amended Earn-Out Note"), provided in the Event of Default under the Agreement of Settlement or Security Agreement the Earn-Out Claim shall be $6,800,000 less payments received under the Amended Earn-Out Note notwithstanding anything in this Agreement to the contrary. The Amended Earn-Out Note shall be payable in four equal annual installments of $200,000 commencing May 1, 1998 together with interest on the unpaid principal balance at the rate of six percent (6%) per annum through May 1, 2001 at which time the entire principal balance and any accrued interest shall be due and payable in full ("Maturity Date"). All past due principal payments under the Amended Earn-Out Note shall bear interest at the rate of ten percent (10%) per annum until the Maturity Date after which all delinquent principal shall bear interest at a default rate of eighteen percent (18%) per annum. Interest shall accrue as of March 3, 1997 and be payable monthly commencing on the first day of the first month following delivery of the Amended Earn-Out Note to Pier 1. All past due interest payments shall bear interest at the rate of eighteen percent (18%) per annum. The Amended Earn-Out Note may be prepaid without penalty. The Amended Earn-Out Note shall continue to be secured by the Security Agreement and subject to the terms of the Subordination Agreement. The lien of the Security Agreement shall be subordinate to the Duoos Security Interest, as defined in Paragraph 4 herein. Failure to timely pay interest on the Amended Earn-Out Note shall constitute an Event of Default under the Agreement of Settlement and the Security Agreement. Notwithstanding the provisions of Paragraph 7 of the Agreement of Settlement or Paragraph 7 of the Security Agreement, failure to make timely payment of principal under the Amended Earn-Out Note shall not constitute an Event of Default under the Agreement of Settlement or the Security Agreement until the Maturity Date, at which time Pier 1, in the event of nonpayment of principal, may exercise all of its rights under the Amended Earn-Out Note, Agreement of Settlement and Security Agreement, subject to the terms of the Subordination Agreement and the Duoos Subordination, as defined herein; and

              c) Duoos delivers the Shares, as defined herein and with respect to which a registration statement becomes effective ("Delivery Date") to a securities brokerage firm ("Broker") acceptable to Pier 1 with irrevocable instructions, in a form acceptable to Pier 1, to sell the Shares and deliver the proceeds of sale, net of sales commissions and other cost of sale, to Pier 1. Sunbelt shall file a registration statement with the Securities and Exchange Commission relating to the Shares as soon as practicable but not later than March 17, 1997. Sunbelt shall use its best efforts to cause the registration statement to become effective as soon as possible after the filing thereof. The number of shares of Duoos Stock delivered by Duoos to the Broker shall equal the quotient of 1,000,000 divided by the closing price of Sunbelt common stock on the last trading day immediately preceding the Delivery Date ("Closing Price") not to exceed 1,000,000 shares (the "Shares"). Pier 1 shall

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

              have the unilateral right to terminate this Agreement if the Delivery Date does not occur (i) by May 30, 1997 or (ii) the Closing Price is less than one dollar per Share in which case this Agreement shall not amend or otherwise affect enforceability of the Earn-Out Note. Duoos and Sunbelt shall cause an registration statement to be effective for sale of the Shares from the Delivery Date through the earlier of (i) the date of sale of the last Shares or (ii) ninety (90) days following the Delivery Date. In consideration for the delivery of the Shares Pier 1 shall (i) unconditionally release Duoos from all obligations under the Letter Agreement arising from delivery and sale of the Shares and
              (ii) subordinate the lien of the Security Agreement to the lien of the Duoos Security Agreement according to the terms of a subordination agreement in the form of the Subordination Agreement ("Duoos Subordination").

        4.    Escrow.  Sunbelt shall deposit the Cash Payment and the Amended
              ------
Earn-Out Note into an escrow to be established by Sunbelt and Pier 1 which shall provide for delivery of the Cash Payment and the Amended Earn-Out Note to (i) Pier 1 on the Delivery Date or (ii) Sunbelt upon receipt of written confirmation from Pier 1 of termination of this Agreement.

        5.    Sunbelt Note.  In consideration for Duoos delivery of the Shares,
              ------------
Sunbelt and Wolfe shall make a promissory note payable to Duoos in the principal amount of $1,000,000 ("Sunbelt Note") in a form acceptable to Sunbelt, Duoos and ANB which shall be secured by a security interest in the Collateral, as defined in the Security Agreement ("Duoos Security Agreement"). The Duoos Security Agreement shall be junior and subordinate to the Senior Liens, as defined in the Subordination Agreement, but senior and superior to the lien of the Security Agreement. Duoos shall pledge the Sunbelt Note to ANB and enter into a subordination agreement with ANB in a form acceptable to ANB.

        6.    Attorneys' Fees.  Each party shall bear its own costs with respect
              ---------------
to the negotiation, preparation and execution of this Agreement and the agreements, instruments and other documents related hereto.

        7.    Amendments, Etc.  No amendment or waiver of any provision of this
              ----------------
Agreement nor consent to any departure herefrom by Pier 1, Sunbelt, Wolfe or Duoos, shall in any event be effective unless the same shall be in writing and signed by Pier 1, Sunbelt, Wolfe and Duoos in all cases, and then, in any case, such waiver or consent shall be effective only in the specific instances and for the specific instance and for the specific purpose for which given.

        8.    Governing Law.  This Agreement and all other documents executed in
              -------------
connection herewith, shall be deemed to be contracts and agreements executed by the parties hereto under the Laws of the State of Texas and for all purposes shall be construed in accordance with, and governed by, the Laws of the State of Texas without reference to the principles of conflicts of laws.

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

        9.    Entire Agreement.  This Agreement represents the final and entire
              ----------------
agreement and understanding among Pier 1, Sunbelt, Wolfe and Duoos relating to the subject matter hereof, supersedes all prior proposals, agreements and understandings relating to such subject matter and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements among the parties.

        10.   Execution in Counterparts.  This Agreement may be executed in any
              -------------------------
number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

        IN WITNESS WHEREOF, the parties hereto have caused this Note Modification Agreement to be executed as of the day and year first above written.

                                                PIER 1 IMPORTS, INC.


                                                By: /s/Clark A. Johnson
                                                   ---------------------
                                                      Its Chairman


                                                SUNBELT NURSERY GROUP, INC.


                                                By: /s/Richard R. Dwyer
                                                   ---------------------
                                                      Richard R. Dwyer
                                                      President


                                                WOLFE NURSERY GROUP, INC.


                                                By: /s/Richard R. Dwyer
                                                   ---------------------
                                                      Its President


                                                /s/Timothy R. Duoos
                                                ------------------------
                                                Timothy R. Duoos

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

                                ACKNOWLEDGMENT
                                --------------


        The foregoing Note Modification Agreement is hereby acknowledged and agreed to this 31st day of January, 1997.


                                                AMERICAN NATIONAL BANK AND
                                                TRUST OF CHICAGO


                                                By: /s/Elizabeth J. Limpert
                                                   --------------------------
                                                      Its First Vice President

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